REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
To the Board of Trustees of Babson
Capital Funds Trust and Shareholders of
Babson Global Floating Rate Fund,
Babson Global Credit Income
Opportunities Fund, Babson Active
Short Duration Bond Fund, Babson
Total Return Bond Fund, Babson
Emerging Market Debt Blended Total
Return Fund, Babson Emerging Market
Local Currency Debt Fund, Babson
Global High Yield Fund, and Babson
U.S. High Yield Fund:

In planning and performing our audits of the financial statements of Babson
Capital Funds Trust (the "Funds")
comprising of Babson Global Floating
Rate Fund, Babson Global Credit
Income Opportunities Fund, Babson
Emerging Market Local Currency Debt
Fund, Babson Emerging Market Debt
Blended Total Return Fund, Babson
Total Return Fund, Babson Global High
Yield Fund, Babson Active Short
Duration Bond Fund and Babson U.S.
High Yield Fund as of and for the
periods ended June 30, 2016, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Funds' internal control over
financial reporting, including control
over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds' internal control over
financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of June 30, 2016.
This report is intended solely for the
information and use of management and
the Board of Trustees of Babson Capital
Funds Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 26, 2016